As filed with the United States Securities and Exchange Commission on March 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATAIBECKLEY INC.
(Exact name of Registrant as specified in its charter)

Delaware	41-3357923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119
(Address of principal executive offices) (Zip code)

ATAIBECKLEY INC. 2021 INCENTIVE AWARD PLAN
(Full title of the plan)

Ryan Barrett
Chief Legal and Business Officer
c/o atai Life Sciences US, Inc.
c/o Industrious NYC
250 West 34th Street
New York, NY 10119
+1 929 207 2670

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Nathan Ajiashvili
Kaj Nielsen
Irina Yevmenenko
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by AtaiBeckley Inc. (the “Registrant”) for the purpose of registering (i) an additional 27,971,012 shares of common stock, par value $0.01 per share (“Common Stock”), that have been automatically added to the number of shares authorized for issuance under the AtaiBeckley Inc. 2021 Incentive Award Plan (the “2021 Plan”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Registrant’s common stock authorized for issuance thereunder, and (ii) an additional 701,945 shares of Common Stock that became or may become available for issuance under the 2021 Plan. The additional shares registered pursuant to the 2021 Plan are of the same class as other securities relating to the 2021 Plan for which a Registration Statement on Form S-8, as amended by Post-Effective Amendment No.1 (File No. 333-257482), is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of the Registrant	S-8 POS	333-257482	3.1	12/31/2025

4.2	Bylaws of the Registrant	S-8 POS	333-257482	3.2	12/31/2025

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers LLP, independent auditors

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	AtaiBeckley Inc. 2021 Incentive Award Plan	S-8 POS	333-257482	99.1	12/31/2025

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Acton, Massachusetts, on March 6, 2026.

ATAIBECKLEY INC.

By:	/s/ Ryan Barrett
Ryan Barrett
Chief Legal and Business Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Srinivas Rao and Ryan Barrett, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Srinivas Rao	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2026
Srinivas Rao
/s/ Anne Johnson	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	March 6, 2026
Anne Johnson

/s/ Christian Angermayer	Chairman and Director	March 6, 2026
Christian Angermayer

/s/ Scott Braunstein	Vice-Chairman and Director	March 6, 2026
Scott Braunstein

/s/ Laurent Fischer	Director	March 6, 2026
Laurent Fischer

/s/ Andrea Heslin Smiley	Director	March 6, 2026
Andrea Heslin Smiley

/s/ Robert Hershberg	Director	March 6, 2026
Robert Hershberg

/s/ John Hoffman	Director	March 6, 2026
John Hoffman

/s/ Amir Kalali	Director	March 6, 2026
Amir Kalali
/s/ Sabrina Martucci Johnson	Director	March 6, 2026
Sabrina Martucci Johnson